28
Mike K. Nakagawa, Esq. (St.Bar #095760)
NAKAGAWA & RICO
A Professional Association
2535 Capitol Oaks Dr., Suite 130
Sacramento, California 95833
Telephone: (916) 923-2800
Facsimile: (916) 923-2828

Attorneys for Debtor
HAMILTON-BIOPHILE COMPANIES

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF CALIFORNIA
(Sacramento Division)

In re:	Chapter 11
HAMILTON-BIOPHILE COMPANIES,	BK NO. 00-20004-A-11
Debtor.	DATE: February 26, 2001 TIME: 2:00 p.m. DEPT: "A" (Courtroom 28)

ORDER CONFIRMING PLAN OF REORGANIZATION

On February 26, 2001, in the above-captioned proceeding, a hearing on confirmation of the Debtor's proposed First Amended Plan of Reorganization was held before the Court, the Honorable Michael S. McManus, Chief United States Bankruptcy Judge, presiding. Mike K. Nakagawa appeared on behalf of the Debtor, Donna S. Tamanaha on behalf of the Office of the United States Trustee, Bruce A. Emard on behalf of the Official Committee of Creditors Holding Unsecured Claims, and Alan G.

150

Perkins on behalf of unscheduled creditors Steven R. Vallespir, Thomas Blake, and Alan Adler. The hearing was continued on two occasions and was completed by the Court. No other party or their counsel appeared at the hearing.

The Court having considered the record in this proceeding, including the plan modifications discussed and representations made at the hearing, as well as the declarations, exhibits, arguments, and evidence presented, including the live testimony of Gregory F. Gilbert, president of the Debtor, enters its findings of fact and conclusions of law as follows:

1. A proposed First Amended Plan of Reorganization ("the Plan") under Chapter 11 of the Bankruptcy Code was filed on November 22, 2000, by Hamilton-Biophile Companies ("the Debtor"). A proposed Second Amended Disclosure Statement accompanying the Plan ("the Disclosure Statement") was filed by the Debtor on January 2, 2001. The Disclosure Statement was approved by the Court in an order entered on January 11, 2001, and a hearing on confirmation of the Plan was scheduled for February 26, 2001. The Plan and the Disclosure Statement were properly served by the Debtor on January 12, 2001, on all creditors, shareholders and parties-in-interest in this proceeding, along with a ballot, a copy of the Court's order granting approval of the Disclosure Statement and scheduling the confirmation hearing, and a notice of the hearing and the deadlines for the submission of ballots and objections.

2. At the confirmation hearing, the Debtor requested that the Article V be modified to include the following language requested by the Official Committee of Creditors Holding

Unsecured Claims:

"E. **DISTRIBUTION PROCEDURE.** Within 30 days after the Effective Date, a Creditor Fund Account (hereafter "Creditor Fund") shall be established by the Reorganized Debtor from which funds for distribution to holders of allowed Class 2 Claims and to holders of allowed Class 3 Claims who elect cash payments shall be paid. No later than 15 days after the completion of the first full calendar quarter after all allowed Class 2 Claims are paid as provided under the Plan, quarterly payments to allowed Class 3 Claims shall commence until such claims are paid in full. Said quarterly payments shall be made no later than 15 days after the completion of each full calendar quarter.

In the event that a Class 2 or Claim 3 claim is disputed, no distribution on such claim shall be made by the Reorganized Debtor so long an objection to said claim has been timely made by the Reorganized Debtor or any other party-in-interest. All objections to Class 2 or Class 3 claims must be filed within sixty (60) days of the Effective Date. Except as provided below, in the event a claim is disputed, funds sufficient to pay the distributive share of the claim shall be reserved from each periodic distribution from the Creditor Fund. To the extent of any partial or complete disallowance of the disputed claim, the funds reserved will be returned to the Creditor Fund for distribution in accordance with the classes under the Plan. To the extent of any partial or complete allowance of the disputed claim, the monies reserved from the Creditor Fund shall be released to the claimant within thirty days of the date the claim is allowed by the court. In the event a disputed claim exceeds

the asserted amount of $200,000, no reservation of funds shall be required so long as an objection to such claim has been timely made.

For a one year period after the Effective Date, the Reorganized Debtor shall file with the Court a report of each quarterly distribution to Class 3 Claims pursuant to the Plan. The report shall disclose the amount of the quarterly distribution made for the preceding quarter as well as the basis for the distribution on each allowed claim.

The account establishing the Creditor Fund shall require two signatures from representatives of the Reorganized Debtor. Said representatives shall be responsible for making the distributions to allowed Class 2 and Class 3 claims a provided for under the Plan. In the event either of such representatives should terminate services to or employment by the Reorganized Debtor, such persons must be replaced so that two signatures remain required for disbursements from the account."

The requested modifications are reasonable and are approved.

3. The Debtor and claimant Thomas Mehl, Sr. Unified Creditors Trust have stipulated as follows:

a. Confirmation of the Plan shall not affect or otherwise prejudice any right, title, claims or interests that the Thomas Mehl Sr. Unified Credit Trust and/or its predecessors or successors in interest (hereinafter referenced collectively as the "Trust") have or may have in, arising out of, or related to any patents and/or intellectual property rights, including but not limited to those listed in

Debtor's Schedule "B" in response to item #21 (hereinafter referenced collectively as the "Reserved Issues"). Without limitation to the foregoing, confirmation of the Plan shall not be determinative as to, or have any res judicata or collateral estoppel effect upon or with respect to, the following:

(1) The rights, claims, title or interests of the Debtor or the Reorganized Debtor in or to patents and/or intellectual property rights in which the Trust has asserted or may assert any right, title, claim or interest;

(2) The liability of Debtor or the Reorganized Debtor for wrongful use of patents or other intellectual property rights owned or controlled by the Trust and/or in which the Trust owns or holds an interest;

(3) The right and/or ability of the Debtor or the Reorganized Debtor to cure any executory contracts or leases to which the Trust is a party.

b. The Bankruptcy Court shall retain jurisdiction over the Reserved Issues only to the extent expressly agreed to in writing by and between the Trust and the Debtor or Reorganized Debtor. Nothing herein shall be construed as consent by the Trust to the Court's retention of jurisdiction over the Reserved Issues.

The stipulation is reasonable and approved, and is incorporated by reference into this Order.

4. The Plan as modified classifies claims and interests into four classes, specifies the impaired or unimpaired status of each class, and provides for an adequate means for implementation of the Plan that is consistent with the interests of creditors and the public.

5. The Debtor has properly served all parties-in-interest with copies of the Disclosure Statement and notice of the confirmation hearing. The information contained in the Disclosure Statement is adequate within the meaning of 11 U.S.C. section 1125(a).

6. The Debtor commenced this Chapter 11 proceeding and has proposed the Plan in good faith and not by any means forbidden by law.

7. All payments made or promised by the Debtor for pre-confirmation services, costs, or expenses in connection with the Plan or the case have been disclosed, or will be fully disclosed and subject to Court approval. It is appropriate to establish a bar date for the filing of requests for payment of administrative claims against the estate.

8. The Debtor has sufficiently disclosed the identity of all post-confirmation insiders, as well as their compensation.

9. There are no rate changes subject to regulatory agency approval and no retiree benefit payments that must be continued under the Plan.

10. The Plan is in the best interest of creditors in that each holder of a claim in an impaired class will receive an amount no less than such creditor would receive in a Chapter 7 liquidation

as of the Effective Date of the Plan.

11. Timely payment of all priority claims is provided for under the Plan.

12. Impaired Classes 1, 3 and 4 have accepted the Plan.

13. Debtor's projected sources of payment of creditors demonstrate that confirmation of the Plan is not likely to be followed by liquidation or need for further financial reorganization.

14. The Plan provides for payment on or before its Effective Date of all fees required under 28 U.S.C. section 1930.

15. The Plan provides for the fair and equitable treatment of, and does not discriminate unfairly, with respect to dissenting unsecured Class 2 by providing for the full payment of the allowed amount of such creditor's claim prior to the receipt or retention of any property under the Plan by a junior interest holder on account of such interest holder's status.

Based on the foregoing findings of fact and conclusions of law, **IT IS HEREBY ORDERED** that:

1. The Debtor's First Amended Plan of Reorganization dated November 22, 2000, a copy of which is attached to this Order as Exhibit "A", as modified by this Order, is **CONFIRMED**.

2. The Debtor is discharged from any debt that arose prior to the date of entry of this Order and any debt of any kind specified in 11 U.S.C. section 502(g), (h), or (i), whether or not a proof of claim based on such debt is filed or deemed filed under 11 U.S.C. section 501, such claim is allowed under 11 U.S.C. section 502, or the holder of such claim accepted the Plan and whether or not the right to payment was reduced to judgment, liquidated,

unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, secured, or unsecured.

3. This Court shall retain jurisdiction as set forth in Article X of the Plan.

4. Confirmation of the Plan revests the Debtor's interest in the property of the estate as provided under the Plan.

5. The Debtor shall pay all fees payable under 28 U.S.C. section 1930 as required by the Bankruptcy Code.

6. All requests for the allowance of any administrative expense claims pursuant to 11 U.S.C. section 503 shall be filed with the Court and properly served no later than thirty (30) days after the Effective Date of the Plan. Failure to timely file such a request shall bar any such claim against the Revested Debtor.

7. Copies of this Order shall be mailed to all creditors and other parties in interest along with notice of entry hereof.

DATED: 27 March 2001

HONORABLE MICHAEL S. MCMANUS
CHIEF U.S. BANKRUPTCY JUDGE

APPROVED AS TO FORM:

KRONICK, MOSKOVITZ, TIEDEMANN & GIRARD

Bruce A. Emard
Attorney for the Official Committee
of Creditors Holding Unsecured Claims

LAW OFFICES OF GEORGE S. HOLLISTER

____
George S. Hollister
Attorney for the Thomas Mehl Sr.
Unified Credit Trust

OFFICE OF THE UNITED STATES TRUSTEE

____
Donna S. Tamanaha, Esq.
Staff Counsel

WILKE, FLEURY, HOFFELT, GOULD & BIRNEY, LLP

____
Alan G. Perkins, Esq.
Attorney for Creditors Steven Vallespir,
Thomas Blake, and Alan Adler

unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, secured, or unsecured.

3. This Court shall retain jurisdiction as set forth in Article X of the Plan.

4. Confirmation of the Plan revests the Debtor's interest in the property of the estate as provided under the Plan.

5. The Debtor shall pay all fees payable under 28 U.S.C. section 1930 as required by the Bankruptcy Code.

6. All requests for the allowance of any administrative expense claims pursuant to 11 U.S.C. section 503 shall be filed with the Court and properly served no later than thirty (30) days after the Effective Date of the Plan. Failure to timely file such a request shall bar any such claim against the Revested Debtor.

7. Copies of this Order shall be mailed to all creditors and other parties in interest along with notice of entry hereof.

DATED: ______________

HONORABLE MICHAEL S. MCMANUS
CHIEF U.S. BANKRUPTCY JUDGE

APPROVED AS TO FORM:

KRONICK, MOSKOVITZ, TIEDEMANN & GIRARD

Bruce A. Smard, of Counsel
Attorney for the Official Committee
of Creditors Holding Unsecured Claims

LAW OFFICES OF GEORGE S. HOLLISTER

George S. Hollister
Attorney for the Thomas Mahl Sr. Unified Credit Trust

OFFICE OF THE UNITED STATES TRUSTEE

Donna S. Tamanaha, Esq.
Staff Counsel

WILKE, FLEURY, HOFFELT, GOULD & BIRNEY, LLP

Alan G. Perkins, Esq.
Attorney for Creditors Steven Vallespir, Thomas Blake, and Alan Adler

LAW OFFICES OF GEORGE S. HOLLISTER

____
George S. Hollister
Attorney for the Thomas Mehl Sr.
Unified Credit Trust

OFFICE OF THE UNITED STATES TRUSTEE

____
Donna S. Tamanaha, Esq.
Staff Counsel

WILKE, FLEURY, HOFFELT, GOULD & BIRNEY, LLP

____
Alan G. Perkins, Esq.
Attorney for Creditors Steven Vallespir,
Thomas Blake, and Alan Adler

LAW OFFICES OF GEORGE S. HOLLISTER

____
George S. Hollister
Attorney for the Thomas Mehl Sr. Unified Credit Trust

OFFICE OF THE UNITED STATES TRUSTEE

____
Donna S. Tamanaha, Esq.
Staff Counsel

WILKE, FLEURY, HOFFELT, GOULD & BIRNEY, LLP

[signature]
Alan G. Perkins, Esq.
Attorney for Creditors Steven Vallespir, Thomas Blake, and Alan Adler

ORIGINAL FILED

15

Mike K. Nakagawa, Esq. (SB#95760)
NAKAGAWA & RICO
A Professional Association
2535 Capitol Oaks Drive, Suite 130
Sacramento, California 95833
Telephone: (916) 923-2800
Facsimile: (916) 923-2828

Attorneys for Debtor
HAMILTON-BIOPHILE COMPANIES

00 NOV 22 PM 2:14
CLERK, U.S. BANKRUPTCY COURT
EASTERN DIST. OF CA.
SACRAMENTO, CA.

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF CALIFORNIA
(Sacramento Division)

In re:

HAMILTON-BIOPHILE COMPANIES,

Debtor.

Case No. 00-20004-A-11

DEBTOR'S PROPOSED FIRST AMENDED PLAN OF REORGANIZATION

(November 22, 2000)

Hamilton-Biophile Companies, a Nevada corporation (hereinafter "HCHB"), is formerly MEHL Biophile, Inc., a Delaware corporation (hereinafter "MEHL"), Debtor in this Chapter 11 case, pursuant to 11 U.S.C. section 1121(a), proposes the following Plan of Reorganization.

INTRODUCTION

This First Amended Proposed Plan of Reorganization ("Plan") is proposed by HAMILTON-BIOPHILE COMPANIES, a Nevada Corporation, the Debtor-in-Possession ("Debtor or HCHB"), herein for the resolution of MEHL's outstanding obligations. This Plan is offered pursuant to Chapter 11 of the United States Code.

!2000-20004!

!P15!

EXHIBIT A

PAGE 1 OF 15

Reference is made to the filed First Amended Disclosure Statement dated November 22, 2000 (hereinafter "Disclosure Statement"). The Disclosure Statement includes a discussion of MEHL, now HCHB, its history, business activities, results of business operations as of December 31, 1999, management, properties, and summary and analysis of this Plan.

This Plan is submitted, pursuant to 11 U.S.C. section 1121(a) and complies with all applicable provisions of the Bankruptcy Code ("the Code").

ARTICLE I

DEFINITIONS

The following terms, when and if used in the Plan, will have the following meanings:

1.1. "Administrative Expenses". These terms shall refer to and mean every cost or expenses of administration of this case including any actual and necessary expenses of preserving or liquidating the assets of the Debtor's estate, and all allowances (including professional fees and costs) approved by the Court in accordance with the Code.

1.2. "Allowed Claim" or Allowed Interest". These terms shall refer to and mean claims against or interests in the Debtor to the extent that a proof of claim is:

I. timely filed, and, if a party in interest objects to such proof of claim, as allowed by the Bankruptcy Court;

ii. deemed filed, and, if a party in interest objects to such proof of claim, as allowed by the Bankruptcy Court;

iii. late filed, with leave of the Bankruptcy Court or without objection by the Debtor, and, if a party in interest objects to such proof of claim, as allowed by the Bankruptcy Court.

1.3. "Bankruptcy Code or Code". This term shall refer to and mean Title I of Public Law No. 95-598, as codified in Title 11 of the United States Code and any amendments thereto.

1.4. "Bankruptcy Court". This term shall refer to and mean the United States Bankruptcy Court for the Eastern District of California.

1.5. "Commencement Date". This term shall refer to and mean January 3, 2000, the date on which the Chapter 11 proceeding was commenced by the Debtor.

1.6. "Confirmation". This term shall refer to and mean the entry of an Order of the Bankruptcy Court confirming the Plan.

1.7. "Consummation of Plan". This term shall refer to and mean the accomplishment of things contained in or provided for in the Plan.

1.8. "Creditor". This term shall refer to and mean any person or entity that has a claim against the Debtor, which claim that arose on or prior to the commencement date, including any claim that arose under Sections 502(f), 502(g), 502(h) or 502(I) of the Bankruptcy Code.

1.9. "Debt". This term shall refer to and mean any liability on a claim.

1.10. "Debtor". This term shall refer to and mean Hamilton-Biophile Companies, formerly MEHL/Biophile International Corporation.

1.11. "Effective Date". The Effective Date of this Plan, as that term is used in the Code, shall be when the Confirmation Order of the Court has become a Final Order.

1.12. "Estate". This term shall refer to and mean the estate created in this case by Section 541 of the Bankruptcy Code.

1.13. "Final Order". This term shall refer to and mean any Confirmation Order as to which any appeal that has been or may be taken, has been resolved or as to which the time for appeal has expired.

1.14. "List of Assumed Contracts". This term shall refer to and mean a list of the Debtor's executory contracts or unexpired leases to be assumed under this Plan, which list may be attached to the Plan as confirmed.

1.15. "Plan". This term shall refer to and mean the Plan of Reorganization as filed by Hamilton-Biophile Companies, together with any amendments or supplements made thereto.

1.16. "Priority Claims and Expenses". This term shall refer to and mean those claims and expenses as outlined in Section 507 of the Bankruptcy Code or which are set forth by the Debtor as a Priority Claim or Expense.

1.17. "Reorganized Debtor". This term shall refer to the corporate structure of Hamilton-Biophile Companies following confirmation of the Plan with any amendments thereto.

Post confirmation, Hamilton-Biophile Companies may do all corporate acts including changing its name, state of incorporation or amend its Articles of Incorporation and By-Laws.

1.18. "Reorganized Stock". This term means the common stock issued, post confirmation to any joint venturer, creditor or shareholder resulting from the reverse split of old MEHL stock at the radio of four (4) shares of old MEHL/Biophile International Corporation common stock for one (1) new share of Reorganization Common Stock of Hamilton-Biophile Companies currently traded ("HBHC") . This term also includes and refers to all preferred stock of MEHL/Biophile which, according to the Plan, will convert from one share of convertible preferred stock to one hundred shares of common stock in the Reorganized Debtor, Hamilton-Biophile. Only common stock is issued or allowed under the Plan, to the existing creditors, shareholders and preferred shareholders. As part of the Plan, the Reorganized Stock will also include Preferred shares which relate only to the ownership and operation of acquired subsidiaries of HCHB.

1.19. "Secured Creditors". This term shall refer to and mean any or all creditors who hold liens, security interests, or other encumbrances (other than mechanic's liens) which have been properly perfected as required by law with respect to property owned by the Debtor.

1.20. "Unsecured Creditors". This term shall refer to and mean all creditors of the Debtor holding claims for unsecured debts, liabilities, or demands of claims of any character whatsoever that are secured.

A term used in the Disclosure Statement or Plan that is not defined herein, but is used in the Bankruptcy Code, has the meaning assigned to it in the Bankruptcy Code. Except where otherwise expressly stated in the Disclosure Statement, or, where the context plainly requires, the use of the singular will include the plural, and vice versa, and masculine, feminine and neuter genders will be deemed fungible and use interchangeably.

EXHIBIT A
PAGE 4 OF 15

ARTICLE II

CLASSIFICATION OF CREDITORS' AND INTEREST HOLDERS' CLAIMS

Pursuant to Section 1122 of the Bankruptcy Code, claims of creditors and shareholders and other parties in interest are classified as follows:

CLASS 1 CLAIMS: The claims classified as Class 1 Claims consist of every allowed claim that is not secured but is entitled to priority under Section 507 of the Bankruptcy Code. Claims in this class include claims against Hamilton-Biophile Companies for all taxes due governmental agencies or utilities, if any, and all post petition administrative claims allowed by the Court.

Ongoing costs of preserving the estate are paid as they come due. These costs include, inter alia, overhead (rent, insurance, wages, salaries, paid directly or through employee providing services, utilities, etc.), U.S. Trustee Fees, monthly expenses and fees paid to officers of Hamilton-Biophile, if any. Within thirty days after Plan Confirmation, any and all applications for approval of professional fees which are entitled to priority under Section 507(a)(1) must be filed with the Court for approval after notice and a hearing. The full amount of all Class 1 Claims will be paid in full within 60 days after Court approval.

CLASS 2 CLAIMS: The claims classified as Class 2 claims shall consist of all Allowed Claims of $500 or less, or which are more than $500 and are reduced to $500 by the holders thereof. (An election by a holder of any Allowed Class 3 claim to reduce its allowed claim to qualify for inclusion in Class 2, shall be exercised on or prior to the date by which ballots accepting or rejecting the Plan must be returned as fixed by the Bankruptcy Court.) Class 2 Claims will be paid in full under the Plan within 120 days of confirmation.

CLASS 3 CLAIMS: The claims classified as Class 3 Claims consist of every Allowed claim not including Class 2 Claims or those who elect to be treated under Class 2, for which the claimant holds no security interest in a property, real or personal, including but not limited to unsecured trade creditors and those whose claims may arise from the rejection of executory contracts or expired leases.

CLASS 4 INTERESTS: The interests classified as Class 4 Allowed Interests consist of the interests of all shareholders, common or preferred. As of December 31, 1999, the day prior to the commencement of the case, the total number of shareholders was unknown due to the public trading nature of the Debtor, but was approximately 850, which shareholders held 100% of the total of 48,404,829 issued and outstanding common MEHL shares. There is one holder of record of 12,851 shares of Series G cumulative convertible preferred stock in MEHL. The preferred stock is convertible at a rate of ownership which no longer applies and thus will be converted at the rate of one hundred shares of new HCHB stock for each share of old preferred MEHL.

ARTICLE III

TREATMENT OF CLAIMS AND INTERESTS

The Plan divides Claims into four (4) separate Classes listed above. The number of claimants in each Class and the amount of their respective claims set forth below are based on the books and records of HCHB as of December 31, 1999. Creditors and shareholders not known to HCHB may exist, however, and may file proofs of claim or interest with the Bankruptcy Court that may effect the amounts and numbers effective after confirmation.

The claims and interests of creditors and interest holders will be treated as follows:

CLASS 1 CLAIMS: The Allowed Claims of Class 1 claimants shall be treated as follows:

(a) Priority claims shall be paid in full upon the Effective Date or as soon thereafter as is reasonably practical, and in the case of those claims which require a Court Order approving payment, within 30 days of the entry of such Order.

(b) Except as otherwise provided by agreement, any Section 364(b) claims will be satisfied by the payment of the claim on the Effective Date, or as soon thereafter as is reasonably practicable, no later than 120 days after confirmation. The balance of Section 364(b) claims will be converted to a capital contribution and treated as a CLASS 4 Claim, providing for shares of HCHB common shares. Class 1 Claims are not impaired.

CLASS 2 CLAIMS: The Allowed Claim of the Class 2 claimant shall be paid in full within 120 days after the Effective Date. The Class 2 Claims are not impaired.

CLASS 3 CLAIMS: The holders of Allowed Claims of Class 3 Claimants will have the election to receive either:

1) Their entire allowed claim, paid ten percent (10%) within 45 days of confirmation, and the remaining ninety percent (90%) in quarterly payments of up to three years, paid with no less than fifty percent (50%) of the Adjusted Gross Income of the Debtor with any with said Adjusted Gross Income being calculated by taking the gross sales, reducing therefrom the out of pocket costs for the inventory, the direct costs of goods sold including storage and facilities, the out of pocket costs of the employees directly used in such sales; and all other direct, out of pocket costs such as shipping, customs duty, and special insurance; or,

2) No cash, and the entire allowed claim, paid in Post-Reorganization shares (after the 4 for one reverse split) at the rate of $.10 per share for the full amount of the allowed claim, in full satisfaction of such claim. Class 3 claims are impaired.

CLASS 4 INTERESTS: The Allowed Interests of Class 4 Claimants will receive stock in the Reorganized Debtor according to the following schedule:

CLASS	Existing Common	Existing Preferred	Reorganization Stock
Before Chap 11	48,404,829	12,851	N/A
After 1 for 4 split, or conversion to common	12,101,207	1,285,100	13,386,307
PLAN ALLOCATION			
Class 1 (admin)	None	None	None
Class 2 (<$500 claims)	None	None	None
Class 3 (general unsecured)	None	None	19,405,560 (est)[1]
Class 4 shareholders	12,101,207	None	13,386,307
TOTAL REORGANIZED SHARES			32,791,865

[1] Assumes that all Class 3 claimants elect to receive shares of stock in reorganized Debtor rather than cash, which is not anticipated by management to take place.

EXHIBIT A

* The existing common shareholders will receive 1 new share of HCHB, as reorganized, for each 4 shares in the old MEHL, or total of 12,101,207 common shares to said common shareholder. Holders of preferred shares will receive 100 new shares of HCHB for each share of preferred in the old MEHL, or a total of 1,223,100 common shares in reorganized HCHB

** Because of contingent claims, HCHB has created a "contingent" stock reserve of approximately 400,000 shares. For each dollar of Allowed Class 3 claims, the claimant shall receive ten (10) shares of new HCHB stock, a valuation of $.10 per share after Reorganization, and $.025 as trading before the reverse split. Trading as of the date of this Amended Plan is $.015 to $.020. When the exact amount of allowed claims in Class 3 is determined, the stock remaining in the contingent reserve shall be allocated to the allowed claims based upon a ratio of each claim to the aggregate total claims as finally established. Class 3 Claims and Class 4 Interests are impaired.

ARTICLE IV

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

HCHB is necessarily a party to numerous contracts and agreements by reason of its general business activities. Both prior to and following the commencement of the case, HCHB has remained current on all of its obligations under those contracts, or has provided additional consideration for the continuation of any obligations (such as the allocation of shares for certain royalties which could be claimed by royalty holders.)

Without admitting the validity of any other executory contract or unexpired lease, except as set forth herein, and except for the licenses of technology generally related to the Hair Removal Patents, the Debtor rejects all executory contracts which exist between HCHB and any individual or entity, whether such contracts be in writing or oral, which have not heretofore been rejected or heretofore been approved by the Court, or are provided for elsewhere in this Plan and are necessary for the implementation of this Plan. The Debtor may, in addition, apply to the Court for rejection of specific executory contracts. Such application shall in way limit or derogate from the blanket rejection of all executory contracts and unexpired leases except as otherwise provided herein.

EXHIBIT A
PAGE 8 OF 15

A. EXECUTORY CONTRACT WITH NASDAQ: One of the Executory Contracts is the agreement with NASDAQ as a reporting company which was entered into by MEHL, and was de-listed as a result of the failure of MEHL to sustain its share value rates and other listing requirements. The rules and regulations of the Securities and Exchange Commission are enforced by NASDAQ, and apply to all entities which are public companies and reporting entities. MEHL has changed its symbol to HCHB in connection with the change of name and state of incorporation. During a reorganization or filing under Bankruptcy law, HCHB is not required to file statements with the SEC. The Plan allows HCHB to continue with the existing contractual relationship with NASDAQ with a Court Order providing that HCHB will file its SEC filing documents based upon the Plan, and allowing such documents to be filed without historical review other than as to the terms hereof, or formal audit certification by Certified Public Accountants for the period of the implementation of the plan and thereafter for a period of twelve months following confirmation of the Plan.

B. EXECUTORY CONTRACT WITH HIS OR HERS OF PUERTO RICO. MEHL provided extensive funding to His or Hers which is the owner of all rights in and to the Micro Vapor Facial Machine (facial machine) for which a patent has recently been issued. His or Hers of Puerto Rico is at least the co-owner of such Facial Machine intellectual properties due to its employment agreement with Anton Clemens, the co-inventor of such product. To the extent a valid is necessary to market the Micro Vapor Facial Machine, the Debtor will assume the existing license agreement from His or Her to HCHB.

C. EXECUTORY CONTRACT WITH BIOPHILE CORPORATION (THAILAND). Biophile, a Thai corporation has, with the help of HCHB management, designed a new line of products to be partially manufactured in Thailand, and sold in the USA and Europe by HCHB. As part of the marketing plan, HCHB will jointly market the products along with Hamilton-Clarke Industries, a Nevada corporation, with HCHB marketing the new creams and lotions, and Hamilton-Clarke marketing the existing inventory of Micro Vapor Facial Machines. Debtor believes that the former license from Thomas Mehl and Anton Clements to His or Hers has been converted to a co-ownership of the patent by His or Hers and Anton Clements as a

EXHIBIT A
PAGE 9 OF 15

result of the contractual arrangements discovered to exist by HCHB management. A new license by His or Hers to HCHB providing for a royalty rate of two percent (2%) is assumed by HCHB under the Plan. A dispute is anticipated with the estate of Thomas Mehl as to the ownership of the patent. As set forth in the section on Litigation in the Disclosure Statement, in the event of a less than favorable outcome of the dispute, the Debtor will discontinue its sales efforts. A more detailed discussion of the His or Her relationship is contained in the Disclosure Statement.

D. EXECUTORY CONTRACT WITH THOMAS MEHL AND NARDO ZAIAS, M.D. The Plan assumes that due to several different legal principals and rights, HCHB is entitled to an exclusive assignment of all Hair Removal Patents, both issued and pending, from both Thomas Mehl Sr., and Nardo Zaias, M.D. with Nardo Zaias retaining a royalty interest in all pads and liquids used in the removal of hair. Without limitation on the rights of the company, which are more fully described in the Disclosure Statement, HCHB is either the outright and total owner of all of these patents as the employer under work for hire of a company where the claimed inventor was also the head of development and the company President; or HCHB is entitled to ownership of the subject patents due to the inventor engaging in ongoing and serious misrepresentations of fact, leading to a loss of 31 million dollars, and the complete loss of all assets as well as the improper self dealing and personal conversion of assets by Thomas Mehl Sr. In the event of a less than fully favorable outcome of the dispute as to claimed ownership, whereby the heirs or estate of Thomas Mehl Sr. prevail in maintaining a 50% interest in royalties due from the sale of patches and creams used specifically for hair removal, then the license to HCHB will be assumed. Under the terms of said license agreement, a royalty is due to Thomas Mehl, Sr. now deceased, and Nardo Zaias, M.D. Due to prior overpayments to Mr. Mehl, any and all royalties are now due to Dr. Zaias. Finally, Thomas Mehl, Sr. pledged all personal property, including his rights to receive royalties under the subject license, to Clearwater Funds. Royalties, if any are due, will be paid one-half to Clearwater Funds and one-half to Nardo Zaias, M.D. Dr. Zaias and Clearwater Funds have agreed that no royalties would be paid until such time as the Company is able to make royalty payments, and they have given a notice of their

EXHIBIT A
PAGE 10 OF 15

request for the payment of royalties. Under the Plan, HCHB will continue making any payments due.

ARTICLE V

PLAN IMPLEMENTATION

The Plan will be implemented by the issuance of shares of new HCHB stock and the voiding of old MEHL stock at the ratio of one share of common stock of HCHB for each four shares of common stock of MEHL, and one hundred shares of common stock of HCHB for each share of MEHL preferred Series G and Series F shares.

A. NEGOTIATED CONTRACT WITH BIOPHILE CORPORATION (THAILAND). The Debtor has entered into an agreement for obtaining additional product lines related to skin care and related equipment, designed and manufactured by Biophile Corporation of Bangkok, Thailand, a large provider of skin care and other products in Asia, through its US distribution company, Pan Cosmeceuticals. The company had negotiated a line of credit from Biophile for $300,000 to $500,000, secured by assets of the Company, and providing for shares to be issued in connection with that loan, but the Company no longer desires to obtain such funding due to its improved sales, and the costs of making that loan.

B. NEGOTIATED CONTRACT WITH HAMILTON-CLARKE INDUSTRIES. The negotiated contract HCHB entered into with Hamilton-Clarke Industries provides, in general, that Hamilton-Clarke Industries will become a subsidiary of HCHB after confirmation of the Plan, whereby all shareholders of Hamilton-Clarke will receive one preferred share of the Company entitled "HCI Preferred" in return for each share of common voting and fully vested shares of Hamilton-Clarke Industries. The HCI Preferred shares issued shall entitle the owners to participate in the ownership of HCHB only as it relates to the sales, activities, rights and income from the Hamilton-Clarke operations. Hamilton-Clarke Industries will be treated as a separate profit center for the Company. HCHB receives five percent (5%) of the post-acquisition issued and outstanding shares of Hamilton-Clarke in consideration of acquiring Hamilton-Clarke and supporting its operational activities. The holders of HCI Preferred shares have the right to vote, by of the majority of voting shares, to exchange their shares of Preferred into Common

EXHIBIT A
PAGE 11 OF 15

shares, at an exchange rate of one to one, or separate from HCHB (so called "spin off" rights) and become a separate entity, which, if occurring, shall not alter or reduce the ownership interests of any shareholder, including HCHB (which will retain its five percent ownership rights in Hamilton-Clarke Industries). Either election must be made on or before December 31st, 2003, or such election is lost. Upon the election to convert shares to either HCI common or HCHB common, all customary rights of common shareholders shall apply.

C. ACQUISITION OF STOCK IN HI-ENERGY MICRODEVICES. HCHB intends to acquire, on terms acceptable to HCHB, some or all of the shares of stock of Hi-Energy MicroDevices, Inc., a California corporation which owns new non-invasive chemical analysis technology. If an acquisition similar to that of Hamilton-Clarke Industries is arranged, HCHB will receive five percent (5%) of the outstanding shares in such acquisition, and begin the development of the equipment necessary to both manufacture and then man with its personnel, the renting of equipment for non-invasive chemical analysis. The terms of the agreement depend upon the ability of HCHB to raise money with the further sales of its stock. HCHB expects to purchase Five Hundred Thousand Dollars of shares of Hi-Energy in addition to any shares to be received for taking Hi-Energy into the Hamilton-Biophile Companies group of related entities. All negotiations are subject to the confirmation of this Plan and the ready availability of funds for such acquisition.

D. NEW PRODUCTS MARKETING. As a result of the continued development by Hamilton-Clarke Industries and others, there are several product lines that are being developed, with some now ready to market. The Disclosure Statement sets forth the general nature of those product lines. It is the intention of the Company to issue up to 2,000,000 shares at an initial price of $.50 per share to acquire funds necessary for these new products, (which are not related to the new cosmetics and creams being provided by Biophile Thailand, and Biophile USA).

ARTICLE VI

ALTERATION OF RIGHTS OF THIRD PARTIES

Except as expressly stated in this Plan, nothing contained in this Plan or any action taken hereunder alters the rights of holders of claims or interests under sections 510 (a) or 524 (e) of Title 11.

ARTICLE VII

MODIFICATION OF THE PLAN

HCHB may prepare further amendments or modifications of this Plan at any time prior to its conformation, with or without leave of Court. After confirmation, HCHB may, with approval of the Court and so long as it does not materially or adversely affect the interest of the creditors, remedy any defect or omission or reconcile any inconsistency in the Plan in such a manner as may be necessary to carry out the purpose and effect of this Plan.

ARTICLE VIII

DISCHARGE

Except as otherwise provided in the Confirmation Order, entry of the Confirmation Order acts as a discharge effective as of the Effective Date of any and all debts of each of MEHL, now HCHB, that arose at any time before entry of the Confirmation Order including, but not limited to, all principal and any interest accrued thereon, pursuant to Section 1141(d)(1) of the Bankruptcy Code. The discharge of HCHB (formerly MEHL) shall be effective as to each Claim, regardless of whether a proof of claim therefor was filed, whether the Claim is an Allowed Claim, or whether the holder thereof votes to accept the Plan.

ARTICLE IX

REVESTING

Property of the estate including claims or causes of action will vest in the Reorganized Debtor on the Effective Date. On the Effective Date, the Reorganized Debtor will be entitled to operate the business and to use, acquire and dispose of any of its property free of any liens, claims, encumbrances, or restrictions of the Bankruptcy Code or the Bankruptcy Court. The Reorganized Debtor will retain all claims and causes of action under the Bankruptcy Code of

HCHB (formerly MEHL), including but not limited to those for preferences or fraudulent transfers and the avoidance of transfers or statutory liens, and may prosecute such actions.

ARTICLE X

RETENTION OF JURISDICTION

Until this Plan has been fully consummate through the entry of a final decree completely closing the reorganization case, the Bankruptcy Court shall retain jurisdiction over all matters necessary to ensure that the purposes and intent of this Plan are carried out. Nothing contained herein shall be construed as restricting MEHL in the conduct of its business and operations. Until final consummation of the Plan, the Bankruptcy Court shall retain jurisdiction of all such matters, including but not limited to the following.

(a) To set aside liens or encumbrances or to recover any preferences, transfers, assets or damages to which the Debtor may be entitled under the applicable provisions of the Bankruptcy Code or other federal, state or local law;

(b) To determine all claims arising from the rejection of any executory contract, including leases, and to consummate the rejection or acceptance of executory contracts rejected or accepted hereunder;

(c) To correct any defect, or cure any omission, or reconcile any inconsistency in the Plan or in the Confirmation Order, as may be necessary to carry out the purpose and intent of this Plan;

(d) To liquidate damages in connection with dispute, contingent or unliquidated claims;

(e) To adjudicate all controversies regarding the classification or allowance of any claim or interest, or the number of shares owned by a member of any class;

(f) To resolve any disputes regarding the interpretation of the Plan;

(g) To implement the provisions of this Plan and to enter such other order as will aid in consummation of this Plan;

/////

/////

(h) To modify this Plan pursuant to Section 1127 of the Bankruptcy Code; and

(i) to enter an order closing the case.

HAMILTON-BIOPHILE COMPANIES

Dated: 22 Nov. 00

By: [signature]
John Fitzgerald, Secretary

EXHIBIT A
PAGE 15 OF 15

(1)

FILED

JUL - 3 2003

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF CALIFORNIA

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF CALIFORNIA

In re **HAMILTON-BIOPHILE COMPANIES** Debtor(s)	Case No. **00-20004-A-11**

Final Decree

The estate of the above named debtor has been fully administered.

☐ The deposit required by the plan has been distributed.

IT IS ORDERED THAT:

☐ ______________________________
(name of trustee)
is discharged as trustee of the estate of the above-named debtor and the bond is cancelled;

☒ the chapter 11 case of the above named debtor is closed.

Dated: JUL - 3 2003

FOR THE COURT

RICHARD G. HELTZEL
CLERK, U.S. BANKRUPTCY COURT

By: M Gonzales
Deputy Clerk

EDC 7-170 (New 8/90)

278

5

Mike K. Nakagawa, Esq. (SB#95760)
NAKAGAWA & RICO
A Professional Association
2151 River Plaza Drive, Suite 195
Sacramento, California 95833
Telephone: (916) 923-2800
Facsimile: (916) 923-2828

Attorneys for Revested Debtor
HAMILTON-BIOPHILE COMPANIES

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF CALIFORNIA
(Sacramento Division)

In re: HAMILTON-BIOPHILE COMPANIES, Debtor.	Case No. 00-20004-A-11 DCN: NR-15 **REVESTED DEBTOR'S CONDITIONAL APPLICATION TO REOPEN CASE AND FOR AUTHORITY TO COMPLETE STOCK PURCHASE AGREEMENT** Date: March 22, 2004 Time: 9:00 a.m. Dept: A (Courtroom 28)

TO THE HONORABLE MICHAEL S. MCMANUS, CHIEF BANKRUPTCY JUDGE:

Hamilton-Biophile Companies, (HBPH) a Nevada Corporation (formerly MEHL Biophile International Corporation, a Delaware corporation), Revested Debtor, hereby seeks entry of an order conditionally reopening the case and for authority to complete a stock purchase agreement pursuant to its confirmed Plan of Reorganization. In support of the Application, the Revested Debtor respectfully represents as follows:

1. The instant bankruptcy case was closed by an order entered on or about July 3, 2003. The case was commenced on January 3, 2000, by the filing of a voluntary petition for reorganization. A plan of reorganization proposed by the Revested Debtor was confirmed by an order entered on March 28, 2001. The confirmed plan provides for one or more subsidiary

By the Application, the Revested Debtor, Hamilton Biophile Companies seeks entry of an order conditionally reopening the case and for authority to complete a stock purchase agreement pursuant to its confirmed Plan of Reorganization. The Application also seeks to determine and to provide for payment of statutory fees owing to the Office of the United States Trustee.

The Application is based upon this Notice of Hearing, the Application, the Declarations of Gregory F. Gilbert and J. Rodney Martin and any exhibits thereto, filed in support thereof, and such other argument, authority, and evidence as may be presented at the hearing.

NOTICE IS FURTHER GIVEN that the Application is available for inspection and copying at the office of the Clerk of the United States Bankruptcy Court for the Eastern Division of California in Sacramento, California located at 501 "I" Street, Room 3-200. In addition, written requests for copies of the Application and documents in support thereof, at cost, may be directed to the Revested Debtor as follows: Hamilton Biophile Companies, 5112 Bailey Loop, McClelland Park, Sacramento, CA 95652, telephone: (916) 643-2010.

NOTICE IS FURTHER GIVEN that opposition, if any, to the granting of the Application shall be in writing and shall be filed with the Court and served on counsel for the Revested Debtor, Nakagawa & Rico, A Professional Association, at 2151 River Plaza Drive, Suite 195, Sacramento, California, 95833 no later than 14 calendar days preceding the hearing date on this matter as set forth in Local Rule 9014-1(f)(l)(ii) of the Local Rules of Practice, promulgated by the United States Bankruptcy Court for the Eastern District of California. Opposition shall be accompanied by evidence establishing its factual allegations. Without good cause, no party shall be heard in opposition to an application or motion at oral argument if written opposition to the application or motion has not been timely filed. Failure of the responding party to timely file written opposition may be deemed a waiver of any opposition to the granting of the application or motion and may also result in the imposition of sanctions. Further, the failure to timely file written opposition may result in the motion or application being resolved without oral argument and the striking of untimely written opposition. A

the Hamilton PNG subsidiary will be severed from and be wholly independent of BCIN. The result of the formations and severance will be that Hamilton PNG will use its resources to proceed forward its most viable "core" products, while BCIN as operated by Brampton LLC, will use its resources to explore less developed opportunities and new businesses. Current shareholders of the Revested Debtor will have an interest in both, by the above-described stock ownership, and by one-half net venture rights to each of the Revested Debtor's technologies.

5. To accomplish this result, Brampton LLC is required under the Agreement to pay the amount of $50,000 to the Revested Debtor to satisfy outstanding administrative obligations and transactional costs, as well as to preserve 4 percent of the shares in the Revested Debtor for the current shareholders, after the issuance of new shares sufficient to transfer 96 percent of the outstanding shares to Brampton LLC. In addition, Brampton LLC must compensate the Hamilton PNG in an amount equal to one-half of the net tax savings realized from its post-severance use of any net operating losses arising from prior operations of the Revested Debtor. In exchange, the Hamilton PNG subsidiary will assume all liabilities of the Revested Debtor under the confirmed plan, and the Revested Debtor must obtain court authorization to issue to Brampton LLC, or its designees, forty million shares of unrestricted free trading common stock, and an equal number of free trading unrestricted warrants, which is approximately the number of shares and warrants necessary to assure that Brampton LLC holds 96 percent of the outstanding equity in BCIN after the transaction is completed. The current shareholder stock will be reverse split to one million six hundred thousand shares to achieve the 4 percent level of interest in BCIN.

6. The Revested Debtor believes that the proposed transaction is in the best interests of all parties in interest in that it preserves the new drug delivery and neutron product lines, and related operations for the benefit of all shareholders and creditors. At the same time, the proposed transaction gives shareholders a stake in development of outside non-core, non-Hamilton PNG operations, obtained through Brampton LLC, and a separate stake in the non-core pothole patching equipment and other businesses through the second subsidiary, Hamilton Improved Products.

the terms stated therein, pursuant to the confirmed plan and as provided in this Application;

3. Authorizing the Revested Debtor to pay from the proceeds of the Stock Purchase Agreement the outstanding fees owing under 28 U.S.C. section 1930(a)(6);

4. Authorizing the Clerk of the Court to enter an order closing the case immediately upon entry of an order approving this Stock Sale Agreement described herein; and

5. Granting such other and further relief as the Court determines to be appropriate in this matter.

Respectfully submitted,

Nakagawa & Rico
A Professional Association

Dated: 2/13/04

By: Mike K. Nakagawa, Esq.
Attorneys for Revested Debtor

3

Mike K. Nakagawa, Esq. (SB#95760)
NAKAGAWA & RICO
A Professional Association
2151 River Plaza Drive, Suite 195
Sacramento, California 95833
Telephone: (916) 923-2800
Facsimile: (916) 923-2828

Attorneys for Revested Debtor
HAMILTON-BIOPHILE COMPANIES

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF CALIFORNIA

(Sacramento Division)

In re:

HAMILTON-BIOPHILE COMPANIES,

Debtor.

Case No. 00-20004-A-11

DCN: NR-15

NOTICE OF HEARING ON REVESTED DEBTOR'S CONDITIONAL APPLICATION TO REOPEN CASE AND FOR AUTHORITY TO COMPLETE STOCK PURCHASE AGREEMENT

Date: March 22, 2004
Time: 9:00 a.m.
Dept: A (Courtroom 28)

TO ALL PARTIES IN INTEREST, THE OFFICE OF THE UNITED STATES TRUSTEE, THE SECURITIES & EXCHANGE COMMISSION, AND THEIR ATTORNEYS OF RECORD:

NOTICE IS HEREBY GIVEN that a hearing on the Revested Debtor's Conditional Application to Reopen Case and for Authority to Complete Stock Purchase Agreement (hereafter "the Application") in the above-captioned proceeding shall be held on March 22, 2004, at 9:00 a.m. or as soon thereafter as may be heard before the Honorable Michael S. McManus, Chief United States Bankruptcy Judge, in Department A of the United States Bankruptcy Court located at 501 I Street, Seventh Floor, Courtroom 28, Sacramento, California.

responding party who has no opposition to the granting of the Application may serve and file a statement to that effect, specifically designating the Application in question.

NOTICE IS FURTHER GIVEN that pursuant to Local Rule 9014-1(f)(1)(ii) opposition to an application or motion shall specify whether the responding party consents to the Court's resolution of disputed material factual issues pursuant to Federal Rule of Civil Procedure 43(e) as made applicable by Federal Rule of Bankruptcy Procedure 9017, and if the responding party does not so consent, the opposition shall include a separate statement identifying each disputed material factual issue. The separate statement shall enumerate discretely each of the disputed material factual issues and cite the particular portions of the record demonstrating that a factual issue is both material and in dispute. Failure to file the separate statement shall be construed as consent to resolution of the motion and all disputed material factual issues pursuant to Federal Rule of Civil Procedure 43(e).

NOTICE IS FURTHER GIVEN that the hearing on this Application may be continued from time to time without further notice other than announcement in open Court of the date, time, and place of the continued hearing.

Respectfully submitted.

Nakagawa & Rico
A Professional Association

Dated: 2/19/04

By: [signature]
Mike K. Nakagawa, Esq.
Attorneys for Revested Debtor

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF CALIFORNIA

SACRAMENTO DIVISION

In re HAMILTON-BIOPHILE COMPANIES, Debtor.	Case No. 00-20004-A-11 Docket Control No. NR-15 Date: March 22, 2004 Time: 9:00 a.m.

ORDER

The motion of the revested debtor to reopen this case is ORDERED GRANTED.

The motion of the revested debtor for authority to complete a stock sale agreement is ORDERED GRANTED to the extent explained in the written ruling appended to the minutes of the hearing held on March 22, 2004 at 9:00 a.m.

Dated: 9 April 2004

By the Court

[signature]

Michael S. McManus, Chief Judge
United States Bankruptcy Court

14

Mike K. Nakagawa, Esq. (SB#95760)
NAKAGAWA & RICO
A Professional Association
2151 River Plaza Drive, Suite 195
Sacramento, California 95833
Telephone: (916) 923-2800
Facsimile: (916) 923-2828

Attorneys for Revested Debtor
HAMILTON-BIOPHILE COMPANIES

FILED
04 FEB 23 PM 2: 10
CLERK, U.S. BANKRUPTCY COURT
EASTERN DIST. OF CA.
SACRAMENTO, CA.

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF CALIFORNIA
(Sacramento Division)

In re:

HAMILTON-BIOPHILE COMPANIES,

Debtor.

Case No. 00-20004-A-11

DCN: NR-15

EXHIBITS TO DECLARATION OF GREGORY F. GILBERT IN SUPPORT OF REVESTED DEBTOR'S CONDITIONAL APPLICATION TO REOPEN CASE AND FOR AUTHORITY TO COMPLETE STOCK PURCHASE AGREEMENT

Date: March 22, 2004
Time: 9:00 a.m.
Dept: A (Courtroom 28)

Attached hereto are the exhibits to the Declaration of Gregory F. Gilbert filed concurrently herewith in support of the Revested Debtor's Application to Reopen Case and for Authority to Complete Stock Purchase Agreement.

1. Exhibit "A" is a copy of the Stock Purchase Agreement between Brampton Crest International LLC and Hamilton-Biophile Companies.

2. Exhibit "B" is a copy of the flow chart describing implementation of the Agreement.

3. Exhibit "C" is a copy of the Calculation of Quarterly United States Trustee's Fees for Hamilton-Biophile Companies.

STOCK PURCHASE AGREEMENT

BETWEEN

HAMILTON-BIOPHILE COMPANIES

AND

BRAMPTON CREST INTERNATIONAL, LLC

DATED

December 19, 2003

Exhibit "A"
1 of 11

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of 19th day of December, 2003 by and among Hamilton-Biophile Companies, a corporation organized and existing under the laws of the State of Nevada ("Ham-Bio" or the "Company") and Brampton Crest International, LLC, a Florida limited liability company and any affiliated entities ("Brampton" or the "Purchasers")

PRELIMINARY STATEMENT:

WHEREAS, the parties intend to memorialize the establishment of a subsidiary, Hamilton PNG, to hold the core businesses of Ham-Bio for the benefit of the current shareholders, and then transfer a controlling interest in Ham-Bio, with non-core business, to the Purchasers; and

WHEREAS, the Company, either directly or indirectly, wishes to transfer or issue shares of common stock of the Company such that control of Ham-Bio, but not its subsidiary or subsidiaries, shall be with the Purchaser and issue Warrants to Purchase Common Stock of the Company, in exchange for the consideration as described herein; and

WHEREAS, Brampton and its designees desire to purchase such shares of common stock of the Company such that control of Ham-Bio shall be with the Purchaser and purchase Warrants to Purchase Common Stock of the Company upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

SALE AND PURCHASE OF HAM-BIO'S COMMON STOCK AND PURCHASE PRICE

SECTION 1.1 Sale of Ham-Bio Stock. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with applicable law, at the Closing on the Closing Date (as those terms are defined in Section 2.1 hereof), the Company shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase and acquire shares of common stock of the Company and the Company shall issue Warrants to Purchase Common Stock of the Company as described herein.

SECTION 1.2 Bankruptcy The Company will seek to re-open the Chapter 11 status. A motion to approve this agreement under the existing Plan submitted to the Court for the Bankruptcy shall be made, and shall request the approval of the issuance to Brampton or individuals or entities designated by Brampton to be granted an aggregate of forty million (40,000,000) shares of common stock expressly designated by the Court order as unrestricted free trading stock, and warrants for the same number of shares, which shall be unrestricted as is allowed by law, (the "Ham-Bio Stock"). The forty million (40,000,000) shares of common stock and warrants shall be adjusted to represent 96%, of the issued and outstanding shares of the common stock of Ham-Bio, fully diluted (including the issuance of the

warrants herein) as of the Closing. In the event that the shares represent other than 96% of the issued and outstanding shares of the common stock of Ham-Bio, as fully diluted (including the issuance of the warrants herein) as of the Closing, the number of shares and new warrants issued to the non-purchasing shareholders shall be adjusted to bring the total to 96%. Thirteen Million Two Hundred Thousand shares of common stock and an equal number of warrants will be issued to the following: Two Million each to Victoria Alexander, Penelope Ann Martin, Lawrence Rex Martin, Gertrude Bacal, Michael D. Shapiro, Jamie Harris Shapiro, and an equal number of warrants; Six Hundred Thousand Shares to Lester Morse, and an equal number of warrants; and Three Hundred Thousand shares to each of Jill Arlene Robbins and Joseph I. Emas, and an equal number of warrants.

SECTION 1.3 Warrants The forty million (40,000,000) warrants to purchase shares of common stock shall be exercisable for three years from the date of issuance to Brampton or individuals or entities designated by Brampton and each Warrant shall be exercisable for one share of common stock. The exercise price of the warrant will be $0.001 cent per share.

SECTION 1.4 Additional Shares The Company or its shareholders shall cause to be transferred to Brampton or individuals or entities designated by Brampton Four Hundred Thousand (400,000) shares of common stock, of the 40 million shares and 40 million warrants of the subsidiary Hamilton PNG being issued to our current shareholders pro rata.

SECTION 1.5 Purchase Price. The purchase price (the "Purchase Price") to be paid by the Purchaser to the Company for Ham-Bio Stock is Fifty Thousand Dollars ($50,000) to be disbursed after the Closing (as defined herein) and to be used expressly for satisfaction of the outstanding debts of the Company and paid by Brampton. Such purchase price shall be reserved for the outstanding debts of the Company by Brampton. Any liabilities arising prior to the Closing (as defined herein) shall be the responsibility of the Company above the $50,000.

ARTICLE II

CLOSING DATE AND DELIVERIES AT CLOSING

SECTION 2.1 Closing Date The closing of the transactions contemplated by this Agreement (the "Closing"), unless expressly determined herein, shall be held at the offices of Joseph I. Emas at 10:30 A.M. local time, within five (5) days of the Effective Date (as defined in Section 6.5), or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow. The date of the Closing is sometimes referred to herein as the "Closing Date." If payment pursuant to Section 1.5 is not reserved or the provisions of any of Section 1.2 through 1.4 or pursuant to Section 2.2 is not made, then either party may deem this Agreement null and void, effective immediately

SECTION 2.2 Deliveries by Ham-Bio. In addition to and without limiting any other provision of this Agreement, Ham-Bio agrees to deliver, or cause to be delivered, to Purchaser, at or prior to Closing, the following:

(a) An order authorizing Ham-Bio to complete the terms and conditions of this agreement. In the event of disapproval by either the Purchaser or the Court, there will be no closing and the parties will terminate this agreement at the request of either party.

Exhibit "A"
3 of 11

JSM

(b) The Ham-Bio stock and warrants as set forth herein

(c) The Warrants required by Section 1.3;

(d) The Stock in Hamilton PNG as set forth herein;

(e) Copies of all corporate and other records of Ham-Bio held by the Company including but not limited to, minute books, stock books and registers, books of account, leases and contracts, with payment therefore by purchaser; and

(f) An Assignment and Assumption requiring Ham-Bio's newly formed subsidiary, Hamilton PNG, to retain responsibility for all liabilities of the Company incurred by the Company prior to the Closing, except for the initial liabilities of the Company incurred by the Company up to $50,000;

(g) Confirmation that the reverse stock split and adjustment has been finalized; and

(h) Such other documents or certificates as shall be reasonably requested by the Purchaser or its counsel.

SECTION 2.3 Deliveries by Purchaser. In addition to and without limiting any other provision of this Agreement, the Purchaser agrees to deliver, or cause to be delivered, to the Company at or prior to Closing, the following:

(a) The Purchase Price required to be reserved on or before Closing pursuant to Section 1.2 hereof;

(b) Such other documents or certificates as shall be reasonably required by the Company for its usual purposes.

SECTION 2.4 Further Assurances. The Company and the Purchaser shall, upon request, on or after the Closing Date, cooperate with each other by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF HAM-BIO

The Company represents and warrants to Purchaser (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Purchaser has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

SECTION 3.1 Organization and Qualification. Ham-Bio is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, financial condition or results of operation of Ham-Bio and its subsidiaries taken as a whole. (Any such material adverse effect being hereinafter referred to as "Company Material Adverse Effect").

Exhibit "A"
4 of 11

SRM

SECTION 3.2 Articles of Incorporation and By-Laws. The complete and correct copies of Ham-Bio's Articles of Incorporation and By-Laws, as amended or restated to date provided to Purchaser are a complete and correct copy of such document as in effect on the date hereof and as of the Closing Date.

SECTION 3.3 Capitalization. The authorized capital stock of Ham-Bio consists of common stock, no par value, of which approximately 16,000,000 is issued and outstanding. The number of shares will be adjusted to provide for the ownership percentages as set forth in this agreement. All shares of capital stock have been duly authorized and are validly issued, and are fully paid and no assessable, and free of preemptive rights. All shares of capital stock to be issued hereunder will, once issued, be duly authorized and are validly issued, and are fully paid and no assessable, and free of preemptive rights.

SECTION 3.4 Authority. Ham-Bio, after the granting of the anticipated order of the court, has all requisite corporate power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Ham-Bio and the consummation of the transactions contemplated hereby have been, or will be after mailing, duly authorized by all necessary corporate action and no other corporate proceedings on the part of Ham-Bio is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement has been duly executed and delivered by Ham-Bio and constitutes the legal, valid and binding obligation of Ham-Bio enforceable against Ham-Bio in accordance with the terms hereof.

SECTION 3.5 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by Ham-Bio does not, and the performance by Ham-Bio will not: (i) conflict with or violate the Articles of Incorporation or By-Laws of Ham-Bio; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to Ham-Bio; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Ham-Bio pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Ham-Bio is a party or by Ham-Bio or any of its properties or assets is bound, over the sum of $50,000. Excluding from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Company Material Adverse Effect.

SECTION 3.6 Compliance with Applicable Laws. Ham-Bio is not in violation of, or, to the knowledge of Ham-Bio or its officers is under investigation with respect to or has been given notice or has been charged with the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Company Material Adverse Effect.

SECTION 3.7 Brokers. In connection with this acquisition by Brampton LLC, there are finders fees due to be paid by Ham-Bio, to two unrelated parties in the total sum of 5% of the consideration of this transaction (increased to $2,500 each in cash), and 5% of 4% the common stock retained of BCIN (40,000 shares each). There are no other broker, finder or investment bankers entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Ham-Bio or its officers.

Exhibit "A"
5 of 11

AH
JRM

SECTION 3.8 Litigation. To the knowledge of Ham-Bio, there exists no litigation, claim, or other proceeding before any court or governmental agency, nor are any known to be threatened against Ham-Bio except as has been disclosed and delivered in writing to Purchaser.

SECTION 3.9 Full Disclosure. No representation or warranty made by Ham-Bio in this Agreement and no certificate or document furnished or to be furnished to the Purchaser pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANT OF THE PURCHASER

The Purchaser represents and warrants to Ham-Bio (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations made or may hereinafter make with respect to such warranties and representations) as follows:

SECTION 4.1 Organization and Qualification. The Purchaser is duly organized, validly existing and in good standing under the laws of the Province or State of Incorporation, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

SECTION 4.2 Authority. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to perform the obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Purchaser is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

SECTION 4.3 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Purchaser does not, and the performance by the Purchaser of its obligations hereunder will not: (i) conflict with or violate the Articles of Organization or Operating Agreement of the Purchaser; or (ii) conflict with, breach or violate any Laws in effect as of the date of this Agreement and applicable to the Purchaser.

SECTION 4.4 Successors, Assigns and Designees. Purchaser makes no representations or warranties about any of its stockholders, successors, assigns and/or designees who may receive or become the beneficiary of any of the rights and/or obligations set forth hereunder.

SECTION 4.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

SECTION 4.6 Full Disclosure. No representation or warranty made by the Purchaser in this

Exhibit "A"
6 of 11

JFM

Agreement and no certificate or document furnished or to be furnished to Ham-Bio pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

SECTION 4.7 Post-Closing Covenant. The Purchaser agrees that the assets and liabilities of Ham-Bio's business as it exists now and as it will exist (specifically excluding any business and cash integrated into the Company by the Purchaser, which includes the purchase price of the Warrants herein) will be exchanged for the shares of Hamilton PNG. This will be accomplished under the court order and if required by Purchaser, under a bulk sale filing in Nevada with the costs thereof paid by purchaser, so as to complete the transfer of both assets and liabilities to a wholly owned subsidiary Hamilton PNG. In addition, the management of Ham-Bio, as it currently exists, shall be the management of Hamilton PNG. The formation of Hamilton PNG shall take place prior to Closing so that Hamilton PNG will have the business of the Company when all bulk sales notices are completed, subject only to this agreement. At any time after the transfer of assets and liabilities to Hamilton PNG, the Board of Directors of Ham-Bio shall have the right, but not the duty, to cause a complete severance of the Company from the subsidiary Hamilton PNG. At such time, the Board of Directors of Ham-Bio shall deliver the shares of common stock of Hamilton PNG it has been holding, pro rata to the owners of record of Ham-Bio as of one day prior to the Effective Date, paid as a dividend. Ham-Bio, and upon severance, Hamilton PNG shall have the right to the benefits of any NOL unless the other provisions of this agreement apply.

The consequence of the "Termination of Subsidiary Status" is that the current business of Ham-Bio as set forth in the Plan, shall be held in a subsidiary, Hamilton PNG, a separate entity, controlled by the current management of the current business of Ham-Bio, with shares held for the benefit of the current shareholders of Ham-Bio until those shareholders take their shares as the subsidiary status is terminated.

If Ham-Bio, after the subsidiary status is terminated, chooses to use the NOL arising from the current business of the Company, it shall compensate the subsidiary with an amount equal to one-half of the funds saved by Brampton based on the value received by Ham-Bio of the NOL and arbitration of the amount if any disagreement should occur.

ARTICLE V

CONDITIONS PRECEDENT TO HAM-BIO's OBLIGATIONS

The obligation of Ham-Bio to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

SECTION 5.1 No Termination. This Agreement shall not have been terminated pursuant to Article 7 hereof.

SECTION 5.2 Representations True and Correct. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

SECTION 5.3 Compliance with Covenants. Purchaser shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be

GH
JRM

performed or complied by it prior to or at the Closing Date, including the acceptance of the business or acquisition project with which Ham-Bio shall continue separate from the business of the Subsidiary.

SECTION 5.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE VI

CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

The obligation of the Purchasers to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

SECTION 6.1 No Termination. This Agreement shall not have been terminated pursuant to Article 7 hereof.

SECTION 6.2 Representations True and Correct. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

SECTION 6.3 Compliance with Covenants . Purchaser and shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

SECTION 6.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

SECTION 6.5 Additional Acts by the Ham-Bio prior to the Closing Date. Prior to the Closing Date, Ham-Bio shall have satisfied and delivered all their obligations pursuant to Section 2.2 herein. The date upon which satisfaction of the above is acknowledged by the Purchaser shall be the "Effective Date". Ham-Bio must comply with all the obligations pursuant to Section 2.2 herein; substantial compliance is not acceptable and Purchaser shall not be liable for any obligation to Ham-Bio in the case of less than full and complete compliance.

In addition, Ham-Bio shall have completed a one for ten reverse stock split (resulting in approximately 1,600,000 shares of common stock issued and outstanding of Ham-Bio) and the issuance of shares of Hamilton PNG, the costs and expenses of which shall be paid for from the $50,000 payment made in connection with the closing. In the event that this Agreement is terminated, Ham-Bio agrees and acknowledges that the Purchaser shall have no liability or obligations as a result of the reverse stock split.

Exhibit "A"
8 of 11

Ham-Bio may undertake to have a simultaneous closing, issuance of Hamilton PNG Stock and Reverse Split.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Date:

(a) by mutual written consent of Purchaser and Ham-Bio;

(b) by the Purchaser upon a material breach of any representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement, or the Purchaser upon a material breach of any representation, warranty, covenant or agreement on the part of Ham-Bio set forth in this Agreement, or if any representation or warranty of Ham-Bio or Purchaser, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article V or Article VI hereof would not be satisfied (a "Terminating Breach"), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach; or

(c) by the Purchaser, if the Effective Date is after January 30, 2004.

SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1 hereof, there shall be no liability on the party of Ham-Bio, or Purchaser or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease, except as expressed herein.

SECTION 7.3 Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing by an instrument in writing signed by the parties hereto.

SECTION 7.4 Waiver. At any time prior to the Closing, Ham-Bio or the Purchaser, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

ARTICLE VIII
GENERAL PROVISIONS

SECTION 8.1 Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) incurred by that party in connection with this Agreement.

SECTION 8.2 Indemnification. Each of the parties agree to defend and hold the other party (following the Closing Date) and its officers and directors harmless against and in respect of any and all

JRM

claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney's fees, that such party shall incur or suffer, which arise out of, result from or relate to any breach by the other party of this Agreement or failure to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement.

SECTION 8.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid, to the addresses provided by each party to the other parties. Reasonable attempts of no fewer than three (3) telephone calls with attempted messages and three(3) fax attempts shall also be made.

SECTION 8.5 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 8.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.7 Entire Agreement. This Agreement (together with the Schedules, Exhibit, certificates and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, other than the Confidentiality Letters, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

SECTION 8.8 Binding Effect. All the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

SECTION 8.9 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

SECTION 8.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida with venue for all actions by the parties in the County of Dade.

SECTION 8.11 Preparation and Filing of Tax Returns and Securities and Exchange Commission filings. Ham-Bio and Ed Cook, CPA, shall reasonably assist and cooperate with the Purchaser in the preparation of all the federal, state and local tax returns of Ham-Bio and all filings with the Securities and Exchange Commission after the Closing Date due after the Closing Date relating to periods prior to the Closing Date. After the Closing Date, the decision on whether to file short period

Exhibit "A"
10 of 11

returns up to the Closing Date or for a period other than Ham-Bio's current consolidated tax year, shall be made at the sole discretion of the Purchaser.

SECTION 8.12 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the merger pursuant to and in the manner contemplated by this agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this agreement.

SECTION 8.13 Survival The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

SECTION 8.14 Third Parties Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

SECTION 8.15 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 8.16 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Purchaser and Ham-Bio have as of the date first written above executed this Agreement.

PURCHASERS	**HAM-BIO**
Brampton Crest International, LLC	**Hamilton-Biophile Companies**
By: J. Rod Martin, President	By: Gregory Gilbert, President
12`10 Washington Ave, Suite 21,	5112 Bailey Loop, McClellan Park
Miami Beach Fl. 33130,	Sacramento, CA 95652
Tel (305) 531 1174 & Fax 305 531 1274	Tel (916) 643 2010 & Fax (305) 643 2280

Exhibit "A"
11 of 11

JRM

Flow Chart of Reorganization


HAMILTON-Biophile Companies
Existing Outside Business
Hamilton HBPH Now Company for Brampton (independent public co.)
Hamilton-Biophile Companies Separates into Three Public Companies
Hamilton Improved Products Company for Ancillary Technology (independent public co.)
Existing Outside Business
Outside Stockholders own 96% of Stock
Hamilton PNG owns 4% of This Company's Stock
Hamilton Biophile Stockholders own 100% of this co.
This Company's Stock held in Trust for New Venturer
Outside Stockholders own Stock to Obtain Venture Rights
Hamilton PNG (Subsidiary of Hamilton-Biophile with all business of that company)
LiDeCo Now part of Hamilton PNG
Subatomic Now part of Hamilton PNG
Hamilton PNG
LiDeCo Liposome Development Co
Stockholder LiDeCo 100%
LiDeCo becomes part of Hamilton PNG
Subatomic Technologies (neutron beam)
Stockholders Subatomic 100%
SubAtomic becomes part of Hamilton PNG
Stockholders: HBPH 40%
Stockholder LiDeCo 30%
Stockholders Subatomic 30%
Conclusion:
Hamilton-Biophile splits into three business units, (1) the Hamilton PNG Business (2) the Brampton Business and (3) the Hamilton Improved Products business. The current shareholders of HBPH are issued all shares of Hamilton PNG and then acquires both LiDeCo and Subatomic Technologies on a stock for stock swap.
The shareholders of Hamilton-Biophile retain 4% of the Brampton company, and the negotiated amount of stock of Hamilton Improved Products, after the acquisition by an outside business.

Exhibit "g" 1 of 1

CALCULATION OF QUARTERLY UNITED STATES TRUSTEE'S FEE FOR
HAMILTON-BIOPHILE COMPANIES, CASE NO. 00-20004-A-11

Opened: 01-03-2000 Closed: 07-03-2003

Quarter	Disbursements ($)	Fees ($)
1-2000	226,275	1,500
2-2000	329,671	3,750
3-2000	326,698	3,750
4-2000	819,577	3,750
1-2001	228,357	1,500
2-2001	227,464	1,500
3-2001	358,203	3,750
4-2001	227,114	1,500
1-2002	121,481	750
2-2002	100,866	750
3-2002	62,573	500
4-2002	75,533	750
1-2003	47,109	500
2-2003	2,882	250
3-2003	7,845	250
TOTAL		24,750
PAID		15,750
BALANCE OWED		9,000

Exhibit "C"
1 of 1

(2)

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF CALIFORNIA
CIVIL MINUTES

Debtor :	HAMILTON-BIOPHILE COMPANIES	Case No:	00-20004-A-11
		Adv No :	
		DC No :	NR #15
		Date :	3/22/04
		Time :	9:00 A.M.

Matter : HEARING - REVESTED DEBTOR'S CONDITIONAL APPLICATION TO REOPEN CASE AND FOR AUTHORITY TO COMPLETE STOCK PURCHASE AGREEMENT 2-23-04 [308]

Judge: Michael McManus
Courtroom Deputy: Beverly Door
Reporter: Esther Schwartz
Department: A

UNCONTESTED

APPEARANCES for:
Moving Party
Debtor - M. Nakagawa; G. Gilbert

Respondent
None

MOTION was: Granted and the court will authorize the debtor to form the subsidiaries, the transfer of securities in those subsidiaries shall comply with applicable nonbankruptcy law, 11 U.S.C. § 1145 notwithstanding, and shall only be done to the extent permitted by the plan. See final ruling below.

Final Ruling: This case was commenced on January 3, 2000 by the filing of a petition for relief under chapter 11. A reorganization plan was confirmed on March 28, 2001 and the case was closed by an order entered on July 3, 2003.

The Bankruptcy Code permits the court to reopen a case to administer assets, to accord relief to the debtor, or for other cause. 11 U.S.C. § 350(b). The bankruptcy court has broad discretion in the reopening of a case. In re Shondel, 950 F.2d 1301, 1304 (7th Cir. 1991). In addition, the pertinent procedural rule is also broadly

2000-20004

319

worded, providing that "[a] case may be reopened on motion of the debtor or other party in interest pursuant to § 350(b) of the Code." Fed. R. Bankr. P. 5010.

Courts have permitted the reopening of cases in order to modify a reorganization plan. Cf. Matter of Case, 937 F.2d 1014 (5th Cir. 1991).

The court may grant an order to reopen a case on an ex parte basis. Local Bankruptcy Rule 5010-1. See also Menk v. LaPaglia (In re Menk), 241 B.R. 896 (BAP 9th Cir. 1999). Reopening of the case does not grant any substantive relief to the movant.

Therefore, the court will order the reopening of the case.

The debtor, who is revested, seeks to obtain leave of court to implement its confirmed plan by forming subsidiaries. The debtor has entered into a stock purchase agreement with Brampton Crest International, LLC ("Brampton LLC"). Under this agreement, the debtor will be divided into three operational units by forming two subsidiaries.

Hamilton PNG is the first subsidiary and it has two operational units, Hamilton PNG and Brampton Crest International, Inc. The first operational unit, named Hamilton PNG, will develop and market a drug delivery system and a neutron beam device. Current shareholders of the debtor will retain 100 percent of the shares in the Hamilton PNG subsidiary.

In addition, the Hamilton PNG subsidiary will have a second operational unit named Brampton Crest International Inc. ("BCIN") which will develop and market the debtor's original cellulite product line, or acquire a new business for operation. Ninety-six percent of BCIN's shares will be held by Brampton LLC. The remaining four percent will be held by 100 percent of the debtor's current shareholders.

BCIN and Hamilton PNG will be severed from, and wholly independent of, each other. BCIN will be operated by Brampton LLC. In exchange for these interests in BCIN, Brampton LLC will be paying the debtor $50,000.

The second subsidiary will consist of the third operational unit named Hamilton Improved Products ("HIP"). HIP will have the opportunity to sell a developed pothole patching equipment and other businesses.

The debtor plans to place the proceeds from the funds raised in this transaction into an escrow account in order to pay a $9,000 balance owed to the U.S. Trustee under 11 U.S.C. § 1930(a)(6).

While the court sees no need, under the plan or the Bankruptcy Code, for a revested debtor in possession to obtain authority for the formation of the subsidiaries, neither does it find fault with the caution that prompted the motion. The plan provides for one or more

subsidiary entities to be formed to carry out product development and marketing functions. The motion for authority to form the subsidiaries is granted. However, the plan does not provide for the purchase and sale of interests in the subsidiaries. Accordingly, while the court will authorize the debtor to form the subsidiaries, the transfer of securities in those subsidiaries shall comply with applicable nonbankruptcy law, 11 U.S.C. § 1145 notwithstanding, and shall only be done to the extent permitted by the plan.

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF CALIFORNIA
CERTIFICATE OF MAILING

The undersigned deputy clerk in the office of the United States Bankruptcy Court for the Eastern District of California hereby certifies that a copy of the document to which this certificate is attached was mailed today to the following entities listed at the address shown on the attached list or shown below.

Office of the U.S. Trustee
501 I St #7-500
Sacramento, CA 95814-2322

Mike K. Nakagawa
Nakagawa & Rico
2151 River Plaza Dr. #195
Sacramento, CA 95833

Gregory F. Gilbert
4342 Dudley Blvd. #200-400
McClelland, CA 95652

Dated: 3/25/04

By: Mary Gonzales
Deputy Clerk

2

Mike K. Nakagawa, Esq. (SB#95760)
NAKAGAWA & RICO
A Professional Association
2151 River Plaza Drive, Suite 195
Sacramento, California 95833
Telephone: (916) 923-2800
Facsimile: (916) 923-2828

Attorneys for Revested Debtor
HAMILTON-BIOPHILE COMPANIES

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF CALIFORNIA
(Sacramento Division)

In re:

HAMILTON-BIOPHILE COMPANIES,

Revested Debtor.

Case No. 00-20004-A-11

DCN: NR-16

REVESTED DEBTOR'S EX PARTE APPLICATION FOR CORRECTION OF FINAL RULING

TO THE HONORABLE MICHAEL S. MCMANUS, CHIEF BANKRUPTCY JUDGE:

Hamilton-Biophile Companies, Revested Debtor, through its counsel, respectfully represents as follows:

1. The Revested Debtor's Conditional Application to Reopen Case and for Authority to Complete Stock Purchase Agreement (hereafter "Conditional Application") was heard on March 22, 2004. No objections were filed to the Conditional Application, a Tentative Ruling was issued, and the Revested Debtor appeared at the hearing. Thereafter, the Court filed its Civil Minutes to which is attached its Final Ruling on the Conditional Application.

2. On or about April 9, 2004, the Court issued its Order on the Conditional Application that grants the request to reopen the case and also grants the Revested Debtor's request to complete the subject stock sale agreement to the extent explained in the Final Ruling.

110216MR

3. As set forth in the Declaration of Gregory F. Gilbert accompanying this Ex Parte Application, there is a factual inaccuracy in the language of the Final Ruling that must be corrected for the parties to carry out the stock purchase agreement. As also set forth in the aforementioned Declaration, the purchaser under the stock purchase agreement has requested that the Revested Debtor seek this correction. No substantive change to the language or terms of the April 9, 2004, Order is necessary or is being sought by this Ex Parte Application.

4. This Application is supported by and accompanied by the Declaration of Gregory F. Gilbert submitted herewith together with the record on file in this matter.

WHEREFORE, the Revested Debtor prays as follows:

1. For the Final Ruling on the Revested Debtor's Conditional Application to Reopen Case and for Authority to Complete Stock Purchase Agreement to be corrected in the manner suggested in Exhibit "A" attached to the Declaration of Gregory F. Gilbert;

2. For the Order entered on the Revested Debtor's Conditional Application to Reopen Case and for Authority to Complete Stock Purchase Agreement to be amended only to the extent necessary to incorporate such correction to the Final Ruling; and

3. For such other and further relief as the Court determines to be appropriate in this matter.

Respectfully submitted.

Nakagawa & Rico
A Professional Association

Dated: April 14, 2004

By [signature]
Mike K. Nakagawa, Esq.
Attorneys for Revested Debtor

ORIGINAL FILED

3

Mike K. Nakagawa, Esq. (SB#95760)
NAKAGAWA & RICO
A Professional Association
2151 River Plaza Drive, Suite 195
Sacramento, California 95833
Telephone: (916) 923-2800
Facsimile: (916) 923-2828

Attorneys for Revested Debtor
HAMILTON-BIOPHILE COMPANIES

04 APR 14 PM 2:11

CLERK, U.S. BANKRUPTCY CT.
EASTERN DIST. OF CA.
SACRAMENTO, CA

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF CALIFORNIA
(Sacramento Division)

In re:

HAMILTON-BIOPHILE COMPANIES,

Debtor.

Case No. 00-20004-A-11

DCN: NR-16

DECLARATION OF GREGORY F. GILBERT IN SUPPORT OF REVESTED DEBTOR'S EX PARTE APPLICATION FOR CORRECTION OF FINAL RULING

I, Gregory F. Gilbert, declare:

1. I am an attorney duly licensed to practice before this Court and have personal knowledge of the facts stated herein.

2. I am the president and chief executive officer of Hamilton-Biophile Companies, the Revested Debtor in this proceeding.

3. Upon receipt of the Final Ruling on the Revested Debtor's Conditional Application to Reopen Case and for Authority to Complete Stock Purchase Agreement, I noticed that there were three small but important factual inaccuracies in the language of the Final Ruling. The Order that was entered on or about April 9, 2004, that incorporates the Final Ruling is fine but the factual inaccuracies, if uncorrected, will prevent the Revested Debtor from carrying out the stock purchase agreement. I have been requested by the purchaser under the agreement to take the steps necessary to correct the language.

4. Attached to this declaration as Exhibit "A" is a copy of second page of the Court's Civil Minutes that incorporates the Final Ruling on the Revested Debtor's Conditional Application. With the Court's indulgence, I have taken the liberty of inserting proposed language changes that correctly state the names and relationships between the three operational units otherwise referenced in the Final Ruling. These corrections are consistent with the clarifications that I attempted to communicate to the Court when the Conditional Application was heard on March 22, 2004. They are also consistent with the language in the letter dated March 30, 2004, that was sent to the Court by bankruptcy counsel for the Revested Debtor.

5. So that the Revested Debtor can complete the stock purchase agreement, I respectfully request that the Final Ruling be amended as indicated. Other than to incorporate such amendments, there is no reason to change the language in the Order that was entered on April 9, 2004.

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct. Executed this 14th day of April, 2004, in Sacramento, California.

Gregory F. Gilbert

worded, providing that "[a] case may be reopened on motion of the debtor or other party in interest pursuant to § 350(b) of the Code." Fed. R. Bankr. P. 5010.

Courts have permitted the reopening of cases in order to modify a reorganization plan. Cf. Matter of Case, 937 F.2d 1014 (5th Cir. 1991).

The court may grant an order to reopen a case on an ex parte basis. Local Bankruptcy Rule 5010-1. See also Menk v. LaPaglia (In re Menk), 241 B.R. 896 (BAP 9th Cir. 1999). Reopening of the case does not grant any substantive relief to the movant.

Therefore, the court will order the reopening of the case.

The debtor, who is revested, seeks to obtain leave of court to implement its confirmed plan by forming subsidiaries. The debtor has entered into a stock purchase agreement with Brampton Crest International, LLC ("Brampton LLC"). Under this agreement, the debtor will be divided into three operational units by forming two subsidiaries.

Hamilton PNG is the first subsidiary and ~~it has two~~ ONE OF THREE operational units, Hamilton PNG~~, and~~ Brampton Crest International, Inc., AND HAMILTON IMPROVED PRODUCTS. A The first operational unit, named Hamilton PNG, will develop and market a drug delivery system and a neutron beam device. Current shareholders of the debtor will retain 100 percent of the shares in the Hamilton PNG subsidiary.

In addition, ~~the Hamilton PNG subsidiary will have a second operational unit~~ THE REVESTED DEBTOR, Renamed Brampton Crest International Inc. ("BCIN"), ~~which~~ will develop and market the debtor's original cellulite product line, or acquire a new business for operation. Ninety-six percent of BCIN's shares will be held by Brampton LLC. The remaining four percent will be held by 100 percent of the debtor's current shareholders.

BCIN and Hamilton PNG will be severed from, and wholly independent of, each other. BCIN will be operated by Brampton LLC. In exchange for these interests in BCIN, Brampton LLC will be paying the debtor $50,000.

The second subsidiary will consist of the third operational unit named Hamilton Improved Products ("HIP"). HIP will have the opportunity to sell a developed pothole patching equipment and other businesses.

The debtor plans to place the proceeds from the funds raised in this transaction into an escrow account in order to pay a $9,000 balance owed to the U.S. Trustee under 11 U.S.C. § 1930(a)(6).

While the court sees no need, under the plan or the Bankruptcy Code, for a revested debtor in possession to obtain authority for the formation of the subsidiaries, neither does it find fault with the caution that prompted the motion. The plan provides for one or more

Exhibit A of 1

ORIGINAL FILED

2

Mike K. Nakagawa, Esq. (SB#95760)
NAKAGAWA & RICO
A Professional Association
2151 River Plaza Drive, Suite 195
Sacramento, California 95833
Telephone: (916) 923-2800
Facsimile: (916) 923-2828

Attorneys for Revested Debtor
HAMILTON-BIOPHILE COMPANIES

04 MAY -7 PM 12:55

CLERK, U.S. BANKRUPTCY CT.
EASTERN DIST. OF CA.
SACRAMENTO, CA

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF CALIFORNIA
(Sacramento Division)

In re:

HAMILTON-BIOPHILE COMPANIES,

Debtor.

Case No. 00-20004-A-11

DCN: NR-18

PROOF OF SERVICE

I am a resident of the United States and an employee in the County of Sacramento, State of California. I am over the age of eighteen (18) years and not a party to the within action. My business address is 2151 River Plaza Drive, Suite 195, Sacramento, California 95833.

I am readily familiar with the firm's business practice for collection and processing of correspondence and documents for mailing with the United States Postal Service.

On May 7, 2004, I served the following:

1. **NOTICE OF HEARING ON THE REVESTED DEBTOR'S APPLICATION FOR CORRECTION OF FINAL RULING;**
2. **REVESTED DEBTOR'S APPLICATION FOR CORRECTION OF FINAL RULING; and**
3. **DECLARATION OF GREGORY F. GILBERT IN SUPPORT OF REVESTED DEBTOR'S APPLICATION FOR CORRECTION OF FINAL RULING**

///

///

by placing a true copy thereof in a sealed envelope with postage thereon fully prepaid addressed as follows:

U.S. Trustee
Office of the U.S. Trustee
501 I Street, Ste. 7-500
Sacramento, CA 95814

Brampton Crest International, LLC
Attn: Rod Martin
1210 Washington Avenue, Suite 21
Miami Beach, FL 33139

U.S. Securities & Exchange
Commission
5670 Wilshire Blvd., 11th Floor
Los Angeles, California 90036

and by placing said envelope for collection and mailing at my place of business following ordinary business practices. Said envelope will be deposited in the United States mail at Sacramento, California, on the above-referenced date in the ordinary course of business, and there is delivery service by United States mail at the place so addressed.

I declare under penalty of perjury under the laws of the state of California that the foregoing is true and correct.

Executed this 7th day of May. 2004, at Sacramento, California.

COLLEEN WEDMORE

Mike K. Nakagawa, Esq. (SB#95760)
NAKAGAWA & RICO
A Professional Association
2151 River Plaza Drive, Suite 195
Sacramento, California 95833
Telephone: (916) 923-2800
Facsimile: (916) 923-2828

Attorneys for Revested Debtor
HAMILTON-BIOPHILE COMPANIES

FILED
MAY 10 2004
UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF CALIFORNIA

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF CALIFORNIA
(Sacramento Division)

In re:

HAMILTON-BIOPHILE COMPANIES,

Revested Debtor.

Case No. 00-20004-A-11

DCN: NR-18

ORDER ON REVESTED DEBTOR'S APPLICATION FOR CORRECTION OF FINAL RULING

Date: May 10, 2004
Time: 9:00 a.m.
Dept: A (Courtroom 28)

On May 10, 2004, the Revested Debtor's Application for Correction of Final Ruling came on for hearing before the Court pursuant to an order shortening time and limiting notice, the Honorable Michael S. McManus, Chief Judge, presiding. The Court having considered the matter and record presented, finds that notice has been properly given and the good cause exists to grant the requested relief.

IT IS THEREFORE ORDERED that the Revested Debtor's Application for Correction of Final Ruling be, and the same hereby is, **GRANTED.**

IT IS FURTHER ORDERED that the Final Ruling included in the civil minutes of the hearing held of March 22, 2004, at 9:00 a.m. on the Revested Debtor's Conditional Application to Reopen Case and for Authority to Complete Stock Purchase Agreement ("Conditional Application") is corrected as follows:

333

(1) The first sentence only of the fifth full paragraph of the Final Ruling at page 2 of the civil minutes is stricken and the following sentence is inserted in its place: "Hamilton PNG is the first subsidiary and one of three operational units, Hamilton PNG, Brampton Crest International, Inc., and Hamilton Improved Products."

(2) The first sentence only of the sixth full paragraph of the Final Ruling at page 2 of the civil minutes is stricken and the following sentence is inserted in its place: "In addition, the revested debtor, renamed Brampton Crest International, Inc. ("BCIN"), will develop and market the debtor's original cellulite product line, or acquire a new business for operation."

IT IS FURTHER ORDERED that the foregoing corrections to the Final Ruling are deemed to be incorporated in the order previously entered on April 9, 2004, with respect to the Conditional Application.

DATED: May 10, 2004

HONORABLE MICHAEL S. MCMANUS
CHIEF U.S. BANKRUPTCY JUDGE

UNITED STATES BANKRUPTCY COURT — EASTERN DISTRICT OF CALIFORNIA

This is to certify that this is a true and correct copy of the original 2 page(s) filed on 5-10-04 in the office of the Clerk, U.S. Bankruptcy Court.

RICHARD G. HELTZEL
U.S. Bankruptcy Court

By ______________
Deputy Clerk